File No. 70-9175






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM U-1
                            APPLICATION - DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                   ------------------------------------------




Names of Companies filing this statement and addresses of principal executive offices:

National Fuel Gas Company                   National Fuel Gas Supply Corporation
10 Lafayette Square                         10 Lafayette Square
Buffalo, New York  14203                    Buffalo, New York  14203

Name of Top Registered Holding Company:  NATIONAL FUEL GAS COMPANY

Names and Addresses of Agents for Service:

J. P. Pawlowski, Secretary                  J. R. Peterson, Assistant Secretary
National Fuel Gas Supply Corporation        National Fuel Gas Company
10 Lafayette Square                         10 Lafayette Square
Buffalo, New York  14203                    Buffalo, New York  14203

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                      D. W. Reitz
                      Assistant General Counsel
                      National Fuel Gas Supply Corporation
                      10 Lafayette Square, Suite 1500
                      Buffalo, New York 14203

Exhibit F-1, Opinion of New Jersey counsel for National, and Exhibit F-2, Opinion of Pennsylvania counsel for Supply, are amended as shown in the attached "past tense" opinions of counsel.

                                   SIGNATURES

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Statement to be signed on their behalf by the undersigned thereunto duly authorized.


Dated:  November 30, 1999                NATIONAL FUEL GAS COMPANY



                                         By:  /s/ James R. Peterson
                                            -----------------------------------
                                            James R. Peterson
                                            Assistant Secretary


                                         NATIONAL FUEL GAS SUPPLY
                                          CORPORATION



                                         By:  /s/ John R. Pustulka
                                            -----------------------------------
                                            John R. Pustulka
                                            Vice President